EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports Second Quarter 2019 Results

EL SEGUNDO, Calif., July 31, 2019 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the three months ended June 30, 2019.

Financial Overview

Second quarter of 2019 compared with second quarter of 2018

  Net sales for the three months ended June 30, 2019, totaled $485.0 million compared with $467.2 million for the three months ended June 30, 2018.
  Net income for the three months ended June 30, 2019, was $44.1 million, or $0.54 diluted earnings per share (“EPS”), compared with net income of $34.8 million, or $0.45 diluted EPS, for the three months ended June 30, 2018.
  Adjusted Net Income (Non-GAAP measure*) for the three months ended June 30, 2019, was $41.4 million, or $0.50 Adjusted EPS (Non-GAAP measure*), compared with Adjusted Net Income of $38.1 million, or $0.50 Adjusted EPS, for the three months ended June 30, 2018.
  Adjusted EBITDAP (Non-GAAP measure*) for the three months ended June 30, 2019, was $78.4 million compared with $75.8 million for the three months ended June 30, 2018.
  Segment performance before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure*) was $77.7 million for the three months ended June 30, 2019, compared with $70.1 million for the three months ended June 30, 2018.
  Cash provided by operating activities for the three months ended June 30, 2019, totaled $48.9 million compared with $119.9 million of cash provided by operating activities for the three months ended June 30, 2018.
  Free cash flow (Non-GAAP measure*) for the three months ended June 30, 2019, totaled $43.5 million compared with $111.8 million for the three months ended June 30, 2018.
  Total backlog as of June 30, 2019, was $4.6 billion compared with $4.1 billion as of December 31, 2018.

First half of 2019 compared with first half of 2018

  Net sales for the six months ended June 30, 2019, totaled $976.7 million compared with $959.2 million for the six months ended June 30, 2018.
  Net income for the six months ended June 30, 2019, was $82.8 million, or $1.01 diluted EPS, compared with net income of $48.8 million, or $0.64 diluted EPS, for the six months ended June 30, 2018.
  Adjusted Net Income (Non-GAAP measure*) for the six months ended June 30, 2019, was $77.7 million, or $0.95 Adjusted EPS (Non-GAAP measure*), compared with Adjusted Net Income of $55.2 million, or $0.72 Adjusted EPS, for the six months ended June 30, 2018.
  Adjusted EBITDAP (Non-GAAP measure*) for the six months ended June 30, 2019, was $149.4 million compared with $123.0 million for the six months ended June 30, 2018.
  Segment performance before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure*) was $143.1 million for the six months ended June 30, 2019, compared with $107.3 million for the six months ended June 30, 2018.
  Cash provided by operating activities for the six months ended June 30, 2019, totaled $31.2 million compared with $24.5 million of cash provided by operating activities for the six months ended June 30, 2018.
  Free cash flow (Non-GAAP measure*) for the six months ended June 30, 2019, totaled $24.3 million compared with $12.3 million for the six months ended June 30, 2018.

_________
* The Company provides Non-GAAP measures as a supplement to financial results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“I’m proud to say Q2 was another strong quarter for our company,” said Eileen Drake, CEO and President of Aerojet Rocketdyne. “Sales were up 4% year over year, with solid profit margins.” Adjusted EBITDAP margins were 16.2% in the quarter. “Our pipeline looks strong as well. Backlog grew $0.5 billion compared with the end of 2018, and was up $0.8 billion sequentially driven by the anticipated THAAD Lot 11/12 and Kingdom of Saudi Arabia awards. We also secured contracts for key defense programs like PAC-3 and GMLRS,” added Drake. Expected sales in the next twelve months from backlog conversion grew to $2.0 billion in the quarter.

Operations Review

Aerospace and Defense Segment

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In millions, except percentage amounts)
Net sales	$483.1	$465.6	$973.1	$956.0
Segment performance	82.2	67.3	151.9	101.6
Segment margin	17.0%	14.5%	15.6%	10.6%
Segment margin before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure)	16.0%	14.9%	14.6%	11.1%
Components of segment performance:
Aerospace and Defense income	$77.1	$69.5	$142.0	$106.1
Environmental remediation provision adjustments	(0.4)	(1.0)	(0.7)	(2.3)
GAAP/Cost Accounting Standards (“CAS”) retirement benefits expense difference	5.5	(1.2)	10.9	(2.2)
Unusual items	—	—	(0.3)	—
Aerospace and Defense total	$82.2	$67.3	$151.9	$101.6

Second quarter of 2019 compared with second quarter of 2018

The increase in net sales was primarily due to an increase of $39.4 million in defense programs primarily driven by the Standard Missile program partially offset by a decrease of $21.9 million in space programs primarily driven by the RS-68 program and the winding down of the AJ-60 solid rocket motor.

The increase in segment margin before environmental remediation provision adjustments, retirement benefits, net and unusual items was primarily driven by increased volume and improved performance on the Standard Missile and Patriot Advanced Capability-3 (“PAC-3”) programs partially offset by the RS-68 program.

During the three months ended June 30, 2019, the Company had $25.6 million of favorable changes in contract estimates on operating results before income taxes compared with favorable changes of $22.0 million during the three months ended June 30, 2018.

First half of 2019 compared with first half of 2018

The increase in net sales was primarily due to an increase of $48.0 million in defense programs primarily driven by the PAC-3 and Guidance Enhanced Missile (“GEM-T”) programs partially offset by a decrease of $30.9 million in space programs primarily driven by the RS-68 program and the winding down of the AJ-60 solid rocket motor.

The increase in segment margin before environmental remediation provision adjustments, retirement benefits, net and unusual items was primarily driven by performance issues on the Commercial Crew Development program in 2018.

During the six months ended June 30, 2019, the Company had $39.0 million of favorable changes in contract estimates on operating results before income taxes compared with favorable changes of $14.1 million during the six months ended June 30, 2018.

Real Estate Segment

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In millions)
Net sales	$1.9	$1.6	$3.6	$3.2
Segment performance	0.6	0.6	1.1	1.2

Net sales and segment performance consist primarily of rental property operations.

Backlog

In the six months ended June 30, 2019, the Company continued to expand its legacy defense propulsion franchises with large multi-year awards creating strong growth in backlog primarily on the THAAD, Guided Multiple Launch Rocket System (“GMLRS”), and PAC-3 programs. As of June 30, 2019, the Company's total remaining performance obligations, also referred to as backlog, were $4.6 billion. The Company expects to recognize approximately 42%, or $2.0 billion, of the remaining performance obligations as sales over the next twelve months. A summary of the Company’s backlog is as follows:

	June 30, 2019	December 31, 2018
	(In billions)
Funded backlog	$2.1	$1.9
Unfunded backlog	2.5	2.2
Total backlog	$4.6	$4.1

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company's control.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  cost overruns on the Company’s contracts that require the Company to absorb excess costs;
  failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;
  the Company’s Competitive Improvement Program may not be successful in aligning the Company's operations to current market conditions or in achieving the anticipated costs savings and other benefits within the expected timeframes;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  failure of the Company’s information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company’s operations;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company's businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  the funded status of the Company’s defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by indemnity or insurance;
  inability to protect the Company’s patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  the substantial amount of debt that places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  additional costs related to past or future divestitures;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
  fluctuations in sales levels causing the Company’s quarterly operating results and cash flows to fluctuate;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed in the Company’s reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

(Tables to follow)

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In millions, except per share amounts)
Net sales	$485.0	$467.2	$976.7	$959.2
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	379.6	369.5	777.2	796.3
Selling, general and administrative expense	16.9	11.1	29.1	17.8
Depreciation and amortization	17.5	17.7	35.0	35.4
Other (income) expense, net	(0.1)	0.9	1.0	2.1
Total operating costs and expenses	413.9	399.2	842.3	851.6
Operating income	71.1	68.0	134.4	107.6
Non-operating (income) expense:
Retirement benefits expense	6.5	14.4	13.0	28.8
Interest income	(4.0)	(2.0)	(8.0)	(3.6)
Interest expense	9.2	8.3	18.2	16.4
Total non-operating expense, net	11.7	20.7	23.2	41.6
Income before income taxes	59.4	47.3	111.2	66.0
Income tax provision	15.3	12.5	28.4	17.2
Net income	$44.1	$34.8	$82.8	$48.8
Earnings per share of common stock
Basic
Basic earnings per share	$0.56	$0.46	$1.05	$0.65
Diluted
Diluted earnings per share	$0.54	$0.45	$1.01	$0.64
Weighted average shares of common stock outstanding, basic	77.1	73.9	77.1	73.8
Weighted average shares of common stock outstanding, diluted	80.7	75.1	80.6	75.0

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In millions)
Net Sales:
Aerospace and Defense	$483.1	$465.6	$973.1	$956.0
Real Estate	1.9	1.6	3.6	3.2
Total Net Sales	$485.0	$467.2	$976.7	$959.2
Segment Performance:
Aerospace and Defense	$77.1	$69.5	$142.0	$106.1
Environmental remediation provision adjustments	(0.4)	(1.0)	(0.7)	(2.3)
GAAP/CAS retirement benefits expense difference	5.5	(1.2)	10.9	(2.2)
Unusual items	—	—	(0.3)	—
Aerospace and Defense Total	82.2	67.3	151.9	101.6
Real Estate	0.6	0.6	1.1	1.2
Total Segment Performance	$82.8	$67.9	$153.0	$102.8
Reconciliation of segment performance to income before income taxes:
Segment performance	$82.8	$67.9	$153.0	$102.8
Interest expense	(9.2)	(8.3)	(18.2)	(16.4)
Interest income	4.0	2.0	8.0	3.6
Stock-based compensation	(10.2)	(5.2)	(15.5)	(6.7)
Corporate retirement benefits	(1.8)	(3.3)	(3.6)	(6.6)
Corporate and other	(6.2)	(5.8)	(12.5)	(10.7)
Income before income taxes	$59.4	$47.3	$111.2	$66.0

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, legacy income or expenses, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. In addition, the Company provides the Non-GAAP financial measure of its operational performance called segment performance before environmental remediation provision adjustments, retirement benefits, and segment unusual items. The Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	June 30, 2019	December 31, 2018
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$744.3	$735.3
Restricted cash	5.0	5.0
Accounts receivable, net	127.5	141.2
Contract assets	246.4	235.1
Other current assets, net	118.0	117.7
Total Current Assets	1,241.2	1,234.3
Noncurrent Assets
Right-of-use assets	51.9	—
Property, plant and equipment, net	385.6	399.7
Recoverable environmental remediation costs	242.7	251.1
Deferred income taxes	131.6	116.9
Goodwill	161.4	161.3
Intangible assets	65.0	71.8
Other noncurrent assets, net	269.6	255.0
Total Noncurrent Assets	1,307.8	1,255.8
Total Assets	$2,549.0	$2,490.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$278.1	$273.1
Accounts payable	81.7	88.7
Reserves for environmental remediation costs	42.1	39.8
Contract liabilities	213.0	272.6
Other current liabilities	196.7	204.1
Total Current Liabilities	811.6	878.3
Noncurrent Liabilities
Long-term debt	363.7	352.3
Reserves for environmental remediation costs	278.1	288.1
Pension benefits	370.3	376.7
Operating lease liabilities	44.1	—
Other noncurrent liabilities	160.2	173.4
Total Noncurrent Liabilities	1,216.4	1,190.5
Total Liabilities	2,028.0	2,068.8
Commitments and contingencies
Stockholders’ Equity
Common stock	7.7	7.7
Other capital	564.7	561.8
Treasury stock at cost	(12.7)	(12.7)
Retained earnings	186.7	103.9
Accumulated other comprehensive loss, net of income taxes	(225.4)	(239.4)
Total Stockholders’ Equity	521.0	421.3
Total Liabilities and Stockholders’ Equity	$2,549.0	$2,490.1

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Six months ended June 30,
	2019	2018
	(In millions)
Operating Activities
Net income	$82.8	$48.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.0	35.4
Amortization of debt discount and deferred financing costs	4.6	4.4
Stock-based compensation	15.5	6.7
Retirement benefits, net	10.8	6.7
Other, net	0.4	(2.0)
Changes in assets and liabilities, net of effects from acquisition in 2019:
Accounts receivable, net	13.8	(40.7)
Contract assets	(11.3)	(7.5)
Other current assets, net	(0.1)	16.3
Recoverable environmental remediation costs	8.4	5.3
Other noncurrent assets, net	(15.6)	(1.5)
Accounts payable	(10.8)	(9.7)
Contract liabilities	(59.6)	(58.1)
Other current liabilities	(27.6)	21.8
Deferred income taxes	(19.3)	2.3
Reserves for environmental remediation costs	(7.7)	(7.7)
Other noncurrent liabilities and other	11.9	4.0
Net Cash Provided by Operating Activities	31.2	24.5
Investing Activities
Purchases of marketable securities	—	(44.7)
Sales of marketable securities	—	20.1
Insurance proceeds	—	1.9
Capital expenditures	(6.9)	(12.2)
Net Cash Used in Investing Activities	(6.9)	(34.9)
Financing Activities
Debt repayments	(10.8)	(10.3)
Repurchase of shares for withholding taxes and option costs under employee equity plans	(6.7)	(2.1)
Proceeds from shares issued under equity plans	2.2	2.5
Net Cash Used in Financing Activities	(15.3)	(9.9)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	9.0	(20.3)
Cash, Cash Equivalents and Restricted Cash at Beginning of Year	740.3	535.0
Cash, Cash Equivalents and Restricted Cash at End of Year	$749.3	$514.7

Use of Unaudited Non-GAAP Financial Measures

In addition to segment performance (discussed above), the Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company’s U.S. government contracts, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In millions, except per share and percentage amounts)
Net income	$44.1	$34.8	$82.8	$48.8
Interest expense	9.2	8.3	18.2	16.4
Interest income	(4.0)	(2.0)	(8.0)	(3.6)
Income tax provision	15.3	12.5	28.4	17.2
Depreciation and amortization	17.5	17.7	35.0	35.4
GAAP retirement benefits expense	6.5	14.4	13.0	28.8
CAS recoverable retirement benefits expense	(10.2)	(9.9)	(20.3)	(20.0)
Unusual items	—	—	0.3	—
Adjusted EBITDAP	$78.4	$75.8	$149.4	$123.0
Net income as a percentage of net sales	9.1%	7.4%	8.5%	5.1%
Adjusted EBITDAP as a percentage of net sales	16.2%	16.2%	15.3%	12.8%

Net income	$44.1	$34.8	$82.8	$48.8
GAAP retirement benefits expense	6.5	14.4	13.0	28.8
CAS recoverable retirement benefits expense	(10.2)	(9.9)	(20.3)	(20.0)
Unusual items	—	—	0.3	—
Income tax impact of adjustments (1)	1.0	(1.2)	1.9	(2.4)
Adjusted Net Income	$41.4	$38.1	$77.7	$55.2

Diluted EPS	$0.54	$0.45	$1.01	$0.64
Adjustments	(0.04)	0.05	(0.06)	0.08
Adjusted EPS	$0.50	$0.50	$0.95	$0.72

Diluted weighted average shares, as reported and adjusted	80.7	75.1	80.6	75.0

_________

(1)   The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company's internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company’s goals (including under the annual cash and long-term compensation incentive plans). The following table summarizes Free Cash Flow:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In millions)
Net cash provided by operating activities	$48.9	$119.9	$31.2	$24.5
Capital expenditures	(5.4)	(8.1)	(6.9)	(12.2)
Free Cash Flow (1)	$43.5	$111.8	$24.3	$12.3

 _________

(1)  Free Cash Flow, a Non-GAAP financial measure, is defined as cash flow from operating activities less capital expenditures.

Because the Company’s method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.